Exhibit 99.1

FTAC ZEUS ACQUISITION CORP. ANNOUNCES CANCELATION OF SPECIAL MEETING

Philadelphia, PA, Dec. 19, 2022 (GLOBE NEWSWIRE) --  FTAC Zeus Acquisition Corp. (NASDAQ:ZING) (the “Company”), a blank-check company formed for the purpose of acquiring or merging with one or more businesses, today announced its decision to cancel its special meeting scheduled for Wednesday, December 21, 2022. The Company decided to cancel the meeting because the amount of redemption requests it received would have resulted in the trust account falling below $125 million.  The Company had previously announced that it did not anticipate proceeding with the meeting if the trust account would fall below the $125 million threshold.  The Company intends to continue in its purpose of consummating an initial business combination prior to its scheduled termination date in August 2023.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, its inability to complete an initial business combination within the required time period, and other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and other documents the Company has filed, or will file, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

COMPANY CONTACT

FTAC Zeus Acquisition Corp.
info@cohencircle.com